                                       U.S. SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, D.C. 20549

                                                                      FORM 8-K

                                                             CURRENT REPORT

                                            PURSUANT TO SECTION 13 OR 15(d) OF

                                        THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 1, 2004

                                                                    Sterion Incorporated

                                       (Exact name of Registrant as specified in its charter)

 Minnesota                                                    0-18785                                            41-1391803

(State or other jurisdiction                         (Commission                                  (I.R.S. Employer

of incorporation)                                         File Number)                             Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota

           55304

(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number, including area code: (763) 755-9516

Items 1, 3-6, 8-12 are not applicable and therefore omitted.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 1, 2004, Sterion Incorporated (the “Company”) completed the purchase, through its newly-created, wholly-owned subsidiary, Burger Time Acquisition Corporation, a Minnesota corporation (“BTAC”), of substantially all of the assets and certain liabilities of Burger Time Corporation (“Burger Time”) relating to Burger Time’s fast food restaurant business operated under the same name.

The purchase was pursuant to a Business Transfer Agreement dated as of July 1, 2004 between BTAC and Burger Time, which is attached hereto as Exhibit 10.1.  The purchase price for the assets was $3,014,950

Of the $3,014,950 (which included a $150,000 fee to the seller’s agent) in purchase price consideration, BTAC paid $714,950 in cash from working capital obtained from the Company and BTAC will pay $2,000,000 through Contracts for Deed on ten parcels of real estate.  A form of Contract for Deed is attached hereto as Exhibit 10.2.  BTAC also assumed a lease relating to an eleventh parcel of real estate pursuant to an Assignment of Real Estate Lease effective July 1, 2004, attached hereto as Exhibit 10.3.  The remaining $300,000 of consideration for BTAC’s purchase was paid by a Promissory Note dated July 1, 2004, attached hereto as Exhibit 10.4.  Under the terms of the Business Transfer Agreement, if the purchase price for the assets is not paid in full by November 12, 2004, the purchase price will increase by $300,000 and BTAC will issue an additional promissory note for $300,000 to Burger Time.  The additional promissory note is for a five year term with interest only payments due monthly at the rate of 6% per annum and all interest and principal due at maturity.  In connection with the transactions, Burger Time and two of its officers also entered into a Covenant Not to Compete dated July 1, 2004 in favor of BTAC, attached hereto as Exhibit 10.5.

The obligations under the Contracts for Deed and Promissory Note(s) are guarantied by Gary C. Copperud, a director of the Company, pursuant to a Personal Guaranty attached hereto as Exhibit 10.6.  Mr. Copperud received no consideration from the Company or BTAC in exchange for his guaranty, which was approved by the Audit Committee of the Board of Directors of the Company.  The obligations under the Contracts for Deed and Promissory Note(s) also secured by a security interest in all of the assets acquired by BTAC pursuant to a Security Agreement attached hereto as Exhibit 10.7.

Consideration for the purchase was determined through arm’s-length negotiations between the Company and Burger Time.  BTAC intends to use the assets acquired from Burger Time to continue the fast food restaurant business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

The required financial statements of the business acquired are unavailable as of the date of this filing.  Such financial statements will be filed on or before the sixtieth day following the date this Current Report on Form 8-K must be filed.

(b)     Pro Forma Financial Information

The required pro forma financial information is unavailable as of the date of this filing.  Such information will be filed on or before the sixtieth day following the date this Current Report on Form 8-K must be filed.

(c)

Exhibits

10.1

Business Transfer Agreement dated July 1, 2004 by and between Burger Time Acquisition Corporation and Burger Time Corporation.

10.2

Form of Contract for Deed dated July 1, 2004 between Burger Time Acquisition Corporation and Burger Time Corporation.

10.3

Assignment of Real Estate Lease effective July 1, 2004 between Burger Time Acquisition Corporation and Burger Time Corporation with Landlord Consent and Estoppel by Dallas Vandenboos and Janice Vandenboos.

10.4

Promissory Note dated July 1, 2004 in the principal amount of $300,000 issued to Burger Time Corporation by Burger Time Acquisition Corporation.

10.5

Covenant Not To Compete dated July 1, 2004 among Burger Time Acquisition Corporation, Burger Time Corporation, Douglas R. Geeslin and Ralph B. Nordick.

10.6

Personal Guaranty dated July 1, 2004 by and between Gary C. Copperud and Burger Time Corporation.

10.7

Security Agreement entered into as of July 1, 2004 between Burger Time Acquisition Corporation and Burger Time Corporation.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERION INCORPORATED

By:  /s/ Mark Buckrey

Mark Buckrey

Chief Financial Officer

Dated:   July 16, 2004